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                                                                       EXHIBIT 8

                                                                 January 8, 1999



Delta Air Lines, Inc.
Hartsfield Atlanta International Airport
Atlanta, GA  30320

Dear Sirs:

         As special United States tax counsel to Delta Air Lines, Inc. (the "Company") in connection with the registration by the Company of up to $300,000,000 principal amount of Medium-Term Notes, Series C, we hereby confirm to you our advice as set forth under the heading "United States Taxation" in the Prospectus Supplement dated January 8, 1999




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(the "Prospectus Supplement"), to the Prospectus, dated July 20, 1998, included in the related Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Registration Statement").

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and to the reference to us in the Prospectus Supplement under the caption "United States Taxation." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           /s/ Sullivan & Cromwell